Exhibit 99.1

Purebase Acquires Mineral Processing Equipment From Quove Corporation

IONE, CA, May 05, 2020 (GLOBE NEWSWIRE) — Purebase Corporation (OTCQB: PUBC), a diversified resource company, headquartered in Ione, California, today announces that it has signed a definitive agreement to acquire a large-scale mineral processing plant from the Quove Corporation. These assets are currently located in Eureka County, Nevada, and will be dismantled and shipped to Ione, California where they will be reassembled and repurposed for processing SCMs (supplementary cementitious materials).

Purebase’s President and CEO, Scott Dockter stated, “The acquisition of this equipment are pieces of what we will need to expedite production here in Ione, California, and mark a further step towards providing SCMs to the West Coast markets.”

About Purebase Corporation

Purebase Corporation (OTCQB: PUBC) is a diversified resource company that acquires, develops and markets minerals for use in the agriculture, construction and other specialty industries.

Contacts

Emily Tirapelle | Purebase Corporation

emily.tirapelle@purebase.com, and please visit our corporate website and subscribe to our upcoming Newsletter – www.purebase.com/newsletter

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.